STOCK PURCHASE AND RECAPITALIZATION AGREEMENT

This Agreement this 30th day of October, 2009 by and among Monogram Energy, Inc., a Pennsylvania Company (the “Parent”), Triad Therapeutics, Inc., a Delaware corporation (the "Company").

RECITALS

A.          The respective Boards of Directors of each of the Company and Parent,  have approved and declared advisable the merger of the Company with into Parent (the "Acquisition") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement, whereby all of the issued and outstanding share of the common stock of the Company will be converted into an amount of shares of Parent’s common stock equal to 95% of the capital stock of the Parent on a post-acquisition basis.  Following the Acquisition, the Parent will amend its Certificate of Incorporation to authorize a class of Preferred Stock that will convert into 95% of the common stock of the Company once it has the necessary authorized shares to effect such ownership percentage.  The Company currently has 4,400,000,000 shares of common stock authorized of which 3,773,070,853 shares are outstanding.

B.           The respective Boards of Directors of the Company and Parent have determined that the Acquisition is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders.

C.           It is intended that, for federal income tax purposes, the Acquisition shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

D.           For financial accounting purposes, it is intended that the Acquisition will be accounted for as a "purchase";

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE ACQUISITION; CLOSING; EFFECT OF ACQUISITION

SECTION 1.1  The Acquisition.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the laws of the State of Pennsylvania ("Pennsylvania Law") at the Effective Time, the Company shall be acquired by the Parent and the Company will become a wholly-owned subsidiary of the Parent.  The Parent shall be deemed the surviving corporation in the Acquisition (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company shall therefrom cease, except as set forth herein. The result will be that the Company will be a wholly-owned subsidiary of Parent.

SECTION 1.2  Closing.  Subject to the terms and conditions of this Agreement, the closing of the Acquisition and the consummation of the other transactions contemplated hereby (the "Closing") shall take place at the offices of Gersten Savage LLP 600 Lexington Avenue, New York, New York 10022 on the date hereof.

SECTION 1.3  Effective Time.  On the date of Closing, the Parent will become the owner of 100% of the Common Stock of the Company (the "Effective Time").

SECTION 1.4  Certificate of Incorporation.  The certificate of incorporation of the Parent as in effect immediately prior to the Effective Time shall remain as the certificate of incorporation of the Parent (the "Certificate of Incorporation"), until duly amended as provided therein or by applicable law.  It is contemplated that the Certificate of Incorporation will be amended to change the name of the Parent to Triad Therapeutics, Inc. (or a similar name that gives effect to the business of the Company and to add sufficient shares to issue to the shareholders of the Company in order to cause the Company’s shareholders to own 95% of the Parent after the date hereof.

SECTION 1.5   By-Laws.  The by-laws of the Parent in effect immediately prior to the Effective Time shall remain the by-laws (the "By-Laws"), until thereafter amended as provided therein or by applicable law.

SECTION 1.6  Directors.  The sole director of the Company shall, from and after the Effective Time, be Jim Hennig until his successor has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-Laws. As of the Effective Time, the authorized number of directors comprising the Board of Directors of Parent shall consist of not less than 3 and not more than 5 individuals.  Jim Hennig is hereby deemed to be elected to the Board Directors of Parent at the Effective Time

SECTION 1.7   Officers.  The sole officer of the Parent shall, from and after the Effective Time, be Jim Hennig (Chief Executive Officer and President), until his successors has been duly elected or appointed and qualified or until his earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-Laws.  The Parent intends to add additional officers at a later date.

SECTION 1.8    Effect on Capital Stock.  At the Effective Time, as a result of the Acquisition and without any action on the part of the holder of any capital stock of the Company:

(a)  Merger Consideration.

(i)           Each Company Common Share issued and outstanding immediately prior to the Effective Time shall be converted into, 21.8861349030864854603315742442 shares of Parent Common Stock (the "Parent Common Shares") or such ration that will result in a number of shares which equal 95% of the outstanding capital stock of Parent.

(ii)          The Parent Common Shares alternatively, are referred to herein as the “Parent Merger Stock”, and the conversion of the Company Shares into Parent Stock is referred to as the  "Acquisition Purchase Price");

(b)  At the Effective Time, all Company Shares shall be canceled and the Company shall cease to exist, and each certificate (a "Certificate") formerly representing:

(i)           any Company Common Shares shall thereafter represent only the right to receive the shares of Parent Common Stock into which such Company Common Shares have been converted; and

SECTION 1.9  Exchange of Certificates for Shares.

(a)  Exchange.  At Closing, Parent shall deliver or cause to be delivered to each respective owner of Company Shares and in each of their respective names certificates representing Parent Stock into which the Company Shares that such shareholders owns are to be converted as set forth on Schedule 1.9 attached hereto.

(b)  Fractional Shares.  No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I; no dividend or other distribution by Parent and no stock split, combination or reclassification shall relate to any such fractional share; and no such fractional share shall entitle the record or beneficial owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such factional share, each holder of Company Shares who would otherwise have been entitled thereto upon the surrender of Certificate(s) for exchange pursuant to this Article I will be paid an additional share of Parent Common Stock.

(c)   Adjustments of Conversion Number.  In the event that Parent changes the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), dividend or distribution, recapitalization, merger (other than the Acquisition, Stock Purchase or the cancellation of options previously granted by the Company), subdivision, or other similar transaction with a dilutive effect, or if a record date with respect to any of the foregoing shall occur prior to the Effective Time, the conversion number shall be equitably adjusted.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLER

The Company represents, warrants and covenants to Parent as follows and acknowledges that Parent is relying upon such representations and warranties in connection with the Contemplated Transactions (as hereinafter defined):

SECTION 2.1  Capitalization.  The outstanding and issued capital stock of the Company consists of 87,035,952 shares of common stock.  Schedule 1.9 sets forth the name of each record and beneficial shareholder of the Company (each a "Shareholder" and collectively the "Shareholders") and the number of Company Shares held by each such person.  The Company does not and, at the Closing, the Company will not, have outstanding any capital stock or other securities or any rights, warrants or options to acquire securities of the Company, or any convertible or exchangeable securities and, other than Parent pursuant to this Agreement, no person has or, at Closing will have, any right to purchase or otherwise acquire any securities of the Company, except that the Company has outstanding warrants to purchase an aggregate of 6,734 shares at $50 per share.  There are, and at Closing there will be, no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company.  All of the Company Shares are, and at Closing will be, duly authorized, duly and validly issued, fully paid and non-assessable, and none were issued in violation of any preemptive rights, rights of first refusal or any other contractual or legal restrictions of any kind.

SECTION 2.2  Title to the Shares.  The Company’s shareholders are the beneficial owners and hold good and valid title to its Company Shares free and clear of any Lien.  Upon consummation of the Contemplated Transactions and the satisfaction of the conditions to Closing set forth herein, Parent will own all of the issued and outstanding shares of capital stock of the Company, free and clear of any Lien.  At the Closing, Seller and each Shareholder of the Company will deliver the Company Shares to Parent free and clear of any Lien, other than restrictions imposed by the Securities Act of 1933, as amended, (the "Securities Act") and applicable securities Laws including the laws of the State of Delaware.

SECTION 2.3  Authority Relative to this Agreement.  At the Closing, the Company will have full power, capacity and authority to execute and deliver each Transaction Document to which it is or, at Closing, will be, a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions").  The execution, delivery and performance by the Company of each Transaction Document and the consummation of the Contemplated Transactions to which the Company are, or at Closing, will be, a party will have been duly and validly authorized by the Company and no other acts by or on behalf of the Company will be necessary or required to authorize the execution, delivery and performance by  the Company of each Transaction Document and the consummation of the Contemplated Transactions to which it, is or, at Closing, will be, a party.  This Agreement and the other Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company  and (assuming the valid execution and delivery thereof by the other parties thereto) will constitute the legal, valid and binding agreements of the Company respectively, enforceable against the Company and Seller in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought (whether at law or in equity).

SECTION 2.4  No Conflicts; Consents.  The execution, delivery and performance by the Company of each Transaction Document to which it is a party and the consummation of the Contemplated Transactions to which the Company is a party, upon approval of the Shareholders will not: (i) violate any provision of the certificate of incorporation or memorandum of association of the Company; (ii) require the Company to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person; (iii) violate, conflict with or result in a breach or default under (with or without the giving of notice or the passage of time or both), or permit the suspension or termination of, any material Contract (including any Real Property Lease) to which the Company is a party or by which it or any of its assets is bound or subject, or to the best of Company’s knowledge and information result in the creation of any Lien upon any of the Company Shares or upon any of the Assets of the Company; (iv) violate any Order, any Law, of any Governmental Body against, or binding upon, the Company or upon any of their respective assets or the Business; or (v) violate or result in the revocation or suspension of any Permit.

SECTION 2.5  Corporate Existence and Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite powers, authority and all Permits required to own and/or operate its Assets and to carry on the Business as now conducted, including all qualifications under any statute in effect in any state or foreign jurisdiction in which the Company operates its Business.  The Company is duly qualified to do business and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary.

SECTION 2.6  Charter Documents and Corporate Records.  The Company has heretofore delivered to Parent true and complete copies of the Articles of Incorporation, By-Laws and minute books, or comparable instruments, of the Company as in effect on the date hereof.  The stock transfer books of the Company have been made available to Parent for its inspection and are true and complete in all respects.

SECTION 2.7   Financial Conditions

(a) All financial, business and accounting books, ledgers, accounts and official and other records relating to the Company have been properly and accurately kept and completed, and the Company has no knowledge, notice belief or information there are any material inaccuracies or discrepancies contained or reflected therein.

SECTION 2.8  Liabilities. The Company has not incurred any Liabilities since June 30, 2009 (the "Latest Balance Sheet Date") except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, (ii) professional fees related to this Transaction and (iii) for payroll taxes as disclosed in Schedule 2.16.

SECTION 2.9  Company Receivables.  Except to the extent of the amount of the allowance for doubtful accounts reflected in the Annual Statements and the Interim Statements, all the Receivables of the Company reflected therein, and all Receivables that have arisen since the Latest Balance Sheet Date (except Receivables that have been collected since such date), are valid and enforceable Claims subject to no known defenses, offsets, returns, allowances or credits of any kind, and constitute bona fide Receivables collectible in the ordinary course of the Business except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws or principles of equity affecting the enforcement of creditors rights generally.

SECTION 2.10  Absence of Certain Changes.  (a) Since December 31, 2008, the Company has conducted the Business in the ordinary course consistent with past practice, except as disclosed on Schedule 2.10 hereof, and there has not been:

(i)           Any material adverse change in the Condition of the Business;

(ii)          Any material damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Business or the Assets of the Company;

(iii)         Any change in any method of accounting or accounting practice by the Company;

(iv)         Except for normal increases granted in the ordinary course of business, any increase in the compensation, commission, bonus or other direct or indirect remuneration paid, payable or to become payable to any officer, stockholder, director, consultant, agent or employee of the Company, or any alteration in the benefits payable or provided to any thereof;

(v)          Any material adverse change in the relationship of the Company with its employees, customers, suppliers or vendors;

(vi)         Except for any changes made in the ordinary course of Business, any material change in any of the Company's business policies, including advertising, marketing, selling, pricing, purchasing, personnel, returns or budget policies;

(vii)        Any agreement or arrangement whether written or oral to do any of the foregoing.

(viii)       The Company has no Liability that is past due and which, individually or in the aggregate, exceeds $10,000, except as shown on Schedule 2.10 hereto.

SECTION 2.11  Leased Real Property.  (a) The Company has no fee interest, purchase options or rights of first refusal in any real property and the Company has no leasehold or other interest in any real property, except as set forth on Schedule 2.11 (the "Leased Real Property"), and all leases including all amendments, modifications, extensions, renewals and/or supplements thereto (collectively, "Real Property Leases") are described on Schedule 2.11.

SECTION 2.12  Personal Property; Assets.  The Company has good and valid title to (or valid leasehold interest in) all of its personal property and Assets, free and clear of all Liens, except the Permitted Liens and as indicated on Schedule 2.12.  The machinery, equipment, computer software and other tangible personal property constituting part of the Assets and all other Assets (whether owned or leased) are in good condition and repair (subject to normal wear and tear) and are reasonably sufficient and adequate in quantity and quality for the operation of the Business as previously and presently conducted.  Schedule 2.12 contains a list and description of all tangible personal property owned or leased by the Company with a book value (before depreciation) of $25,000 or more.  The Assets constitute all of the assets, which are necessary to operate the Business of the Company as currently conducted.

SECTION 2.13  Contracts.  (a)  Schedule 2.13 sets forth an accurate and complete list of all Contracts to which the Company is a party or by which it or its Assets are bound or subject that: (i) cannot be canceled upon 30 days' notice without the payment or penalty of less than One Thousand Dollars ($1,000); or (ii) involve aggregate annual future payments by or to any person of more than Five Thousand Dollars ($5,000). True and complete copies of all written Contracts (including all amendments thereto and waivers in respect thereof) and summaries of the material provisions of all oral Contracts so listed have been made available to Buyer.

(b)  All Contracts to which the Company is a party are valid, subsisting, in full force and effect and binding upon the Company and the other parties thereto, in accordance with their terms, except that no representation or warranty is given as to the enforceability of any oral Contracts.  Except as set forth on Schedule 2.13, the Company is not in default (or alleged default) under any such Contract.

SECTION 2.14  Patents and Intellectual Property Rights.  (a)  patents, trademarks, trade names, service marks, brand marks, brand names, and registered copyrights.  The  Company has  not conflicted with, infringed upon, violated or interfered with  any right, title, interest or goodwill, including, without limitation, any intellectual property right, patent, trademark, trade name, service mark, brand name, computer program, database, industrial design, trade secret, copyright or any pending application thereto of any other person and there have been no claims made and the Company has not received any notice or otherwise know that any of the foregoing is invalid or conflicts with the asserted rights of other Persons or have not been used or enforced or have been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of the Intellectual Property.

(b)  The Company owns or has rights to use all, know-how, formulae and other proprietary and trade rights necessary to conduct the Business as it is now conducted.  The Company has not forfeited or otherwise relinquished any such Intellectual Property, know-how, formulae or other proprietary right used in the conduct of the Business as now conducted.

(c)   To the extent used in the conduct of the Business by the Company, each of the licenses or other contracts relating to the Company's intellectual property (collectively, the "Intellectual Property Licenses") is in full force and effect and is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no notice or claim of default under any Intellectual Property License either by the Company or, to the Company's knowledge, by any other party thereto, and to the Company’s knowledge, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default by the Company thereunder.

SECTION 2.15  Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving the Company, its Assets, the Business, or the Company Shares. There are no actions, suits, claims or counterclaims, examinations, Company Required Consents or legal, administrative, governmental or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the best of the Company's knowledge, threatened on the date hereof, against or involving the Company, its Assets, the Business or the Company Shares.

SECTION 2.16   Taxes.  (a)  Except as set forth in Schedule 2.16:

(i)           The Company has timely filed or, if not yet due but due before Closing, will timely file all Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing and all such Tax Returns are or, if not yet filed, will be, upon filing, true, correct and complete in all material respects;

(ii)          the Company has paid, or if payment is not yet due but due before Closing, will promptly pay when due to each appropriate Tax Authority, all Taxes of the Company shown as due on the Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing;

(iii)         the accruals for Taxes currently payable as well as for deferred Taxes shown on the financial statements of the Company as of the date of the Annual Statements, the Interim Statements or the date of any financial statements delivered hereunder: (A) adequately provide for all contingent Tax Liabilities of the Company as of the date thereof; and (B) accurately reflect, as of the date thereof, all unpaid Taxes of the Company whether or not disputed, in each case as required to be reflected thereon in order for such statements to be in accordance with GAAP;

(iv)         no extension of time has been requested or granted for the Company to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and the Company has not granted a power of attorney that remains outstanding with regard to any Tax matter;

(v)          the Company has not received notice of a determination by a Tax Authority that Taxes are currently owed by the Company (such determination to be referred to as a "Tax Deficiency") and, to the Company's knowledge, no Tax Deficiency is proposed or threatened;

(vi)         all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

(vii)        there are no Tax Liens on or pending against the Company or any of the Assets, other than those which constitute Permitted Liens;

(viii)       there are no presently outstanding waivers or extensions or requests for a waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

(ix)          no issue has been raised in any examination, investigation, Company Required Consents, suit, action, claim or proceeding relating to Taxes (a "Tax Company Required Consents") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

(x)          there are no pending or threatened Tax audits of the Company;

(xi)          the Company has no deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes;

(xii)         there are no transfer or other taxes (other than income taxes) imposed by any state on the Company by virtue of the Contemplated Transactions; and

(xiii)        no claim has been made by any Tax Authority that the Company is subject to Tax in a jurisdiction in which the Company is not then paying Tax of the type asserted.

Each reference to a provision of the Code in this Section 2.16 shall be treated for state and local Tax purposes as a reference to analogous or similar provisions of state and local law.

(b)  To the Company’s knowledge, the Company has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to be collected on or prior to the date of Closing and has been furnished properly completed exemption certificates for all exempt transactions and has no information otherwise or notice of any claim by any government or jurisdiction with regards thereto.  The Company has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales and use Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the date of Closing.  With respect to sales made by the Company prior to the date of Closing for which sales and use Taxes are not yet due as of the date of Closing, all applicable sales and use Taxes payable with respect to such sales will have been collected or billed by the Company and will be included in the Assets of the Company as of the date of Closing.

SECTION 2.17  Compliance with Laws.  The Company is not in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders") and to the best of the Company’s knowledge, belief  and information, any Laws of any Governmental Bodies affecting the Company, the Company Shares or the Business.

SECTION 2.18  Permits.  The Company has obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals (collectively, "Permits"), and has made all required registrations and filings with all Governmental Bodies, that are necessary to the ownership of the Assets, the use and occupancy of the Leased Real Property, as presently used and operated, and the conduct of the Business or otherwise required to be obtained by the Company.  All Permits required to be obtained or maintained by the Company and are in full force and effect; no violations are or have been recorded, nor have any notices or violations thereof been received, in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit; and the consummation of the Contemplated Transactions will not (or with the giving of notice or the passage of time or both will not) cause any Permit to be revoked or limited.

SECTION 2.19  Environmental Matters. To the best of the Company’s knowledge, belief  and information, the Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.

SECTION 2.20  Finders Fees.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company in connection with the consummation of the Contemplated Transactions.

SECTION 2.21  Disclosure.  Neither this Agreement, the Schedules hereto, nor any reviewed or unaudited financial statements, documents or certificates furnished or to be furnished to Buyer or Parent by or on behalf of the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.  Except for general current economic conditions effecting the entire economy or the Company’s entire industry and not specific to the Business, there are no events, transactions or other facts known by the Company, which, either individually or in the aggregate, may give rise to circumstances or conditions which would have a material adverse effect on the general affairs or Condition of the Business.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Buyer jointly and severally represent, warrant and covenant to the Company as follows and acknowledge that the Company and Seller are relying upon such representations and warranties in connection with the Contemplated Transactions:

SECTION 3.1  Authority Relative to this Agreement. Parent have full power and authority to execute and deliver each Transaction Document to which they are or, at Closing, will be, a party and to consummate the Contemplated Transactions.  Following the approval of the boards of directors of Parent with respect to the Contemplated Transactions, the execution, delivery and performance by Buyer and Parent of each Transaction Document and the consummation of the Contemplated Transactions to which they are or, at Closing, will be, a party have been duly and validly authorized and approved by Parent and no other acts by or on behalf of Parent are necessary or required to authorize the execution, delivery and performance by Parent of each Transaction Document and the consummation of the Contemplated Transactions to which they are or, at Closing, will be a party.  This Agreement and the other Transaction Documents to which Parent are a party have been, duly and validly executed and delivered by Buyer and Parent and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes, or will, at the Closing, constitute, as the case may be, the legal, valid and binding agreements of Parent enforceable against each of them in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought (whether at law or in equity).

SECTION 3.2  No Conflicts; Consents.  The execution, delivery and performance by Parent of each Transaction Document to which they are a party and the consummation of the Contemplated Transactions to which Parent are a party does not and will not: (i) violate any provision of the certificate of incorporation or by-laws of Parent, as the case may be; (ii) require Parent to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person.; (iii)  violate, conflict with or result in the breach or default under (with or without the giving of notice or the passage of time), or permit the suspension or termination of, any material Contract to which  Parent are a party or any of them or any of their assets is bound or subject or result in the creation or any Lien upon any of Parent Merger Stock or upon any assets of Parent; or (iv) violate any Order or, to Buyer’s knowledge, any Law of any Governmental Body against, or binding upon, Parent, or upon any of their respective assets or businesses.

SECTION 3.3  Corporate Existence and Power of Parent. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

SECTION 3.4  The Parent Acquisition Stock.  At the closing, the Parent Acquisition Stock will have been duly authorized by Parent and, when issued to Shareholders pursuant to this Agreement, will be duly issued, fully paid and non-assessable shares of Parent Acquisition Stock.  The Parent Acquisition Stock, when issued pursuant hereto: (i) will not be issued in violation of or subject to any preemptive rights, rights of first refusal or, other than as set forth in this Agreement, contractual restrictions of any kind; and (ii) will vest in Shareholders, respectively, good title to Parent Acquisition Stock free and clear of all Liens.

SECTION 3.5  Capitalization.  At the closing, the authorized capital stock of Parent consists of: (i) 4,400,000,000 shares of common stock, $0.001 par value; and (ii) no shares of preferred stock.  Parent has: (i) 3,773,070,853 shares of common stock; and (ii) 3,500,000 shares of preferred stock issued and outstanding.  Parent will take the necessary steps to effect an amendment to the Company’s certificate of incorporation or to affect a reverse split to cause the shareholders of the Company to own 95% of the Company taking into account the Acquisition.  To the knowledge of Parent, Parent will not have outstanding any capital stock or other securities or any rights, warrants or options to acquire securities of Parent or any convertible or exchangeable securities and, other than Parent pursuant to this Agreement, to the knowledge of Parent, no person has or at Closing will have, any right to purchase or otherwise acquire any securities of Parent.  There are, and at Closing there will be, to the knowledge of Parent, no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any securities of Parent.  All of Parent  Stock is, and at Closing will be, duly authorized, duly and validly issued, fully paid and non-assessable, and to the knowledge of Parent, none were issued in violation of any preemptive rights, rights of first refusal or any other contractual or legal restrictions of any kind.

SECTION 3.6  Disclosure of Information.  Parent has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the terms and conditions of the Contemplated Transactions and the business, properties, prospects and financial conditions of the Company; and (ii) to obtain any additional information (to the extent the Company or any of the Shareholders possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) necessary to verify the accuracy of information provided about the Company.

SECTION 3.7  Charter Documents and Corporate Records. Parent and has heretofore delivered to the Company true and complete copies of the certificate of incorporation, by-laws and minute books, or comparable instruments, of Parent as in effect on the date hereof.  A stock list certified by Parent’s Transfer Agent has been made available to the Company for its inspection and the Parent represents that such list to its knowledge is true and complete in all respects.

SECTION 3.8  Assets and Liabilities. The Parent has no any Liabilities and no Assets.  To the best of Parent’s knowledge the financial statements of Parent are in a condition that they can be audited.

SECTION 3.9  Absence of Certain Changes.  Since December 31, 2008, Parent has conducted its business in the ordinary course consistent with past practice and except for this transaction as disclosed on Schedule 3.12 hereto there has not been:

(a)  Any change in any method of accounting or accounting practice by Parent;

(b)  Any increase in the compensation, commission, bonus or other direct or indirect remuneration paid, payable or to become payable to any officer, stockholder, director, consultant, agent or employee of Parent, or any alteration in the benefits payable or provided to any thereof;

(c)   Any material adverse change in the relationship of Parent with its employees, customers, suppliers or vendors;

(d)   Except for any changes made in the ordinary course of business, any material change in any of Parent's business policies, including advertising, marketing, selling, pricing, purchasing, personnel, returns or budget policies;

(e)    Any agreement or arrangement whether written or oral to do any of the foregoing; and

(f)     Parent has no Liability that is past due.

SECTION 3.10  Contracts.

(a)  To the knowledge of Parent there are no Contracts to which Parent is a party or by which it or its assets are bound or subject that: (i) cannot be canceled upon 30 days' notice without the payment or penalty of less than One Thousand Dollars ($1,000); or (ii) involve aggregate annual future payments by or to any person of more than Five Thousand Dollars ($5,000). True and complete copies of all written Contracts (including all amendments thereto and waivers in respect thereof) and summaries of the material provisions of all oral Contracts so listed have been made available to the Company.

(b) All Contracts to which Parent is a party, to the knowledge of Parent are valid, subsisting, in full force and effect and binding upon Parent and the other parties thereto, in accordance with their terms, except that no representation or warranty is given as to the enforceability of any oral Contracts.  To the best of Parent’s knowledge and belief, Parent is not in default (or alleged default) under any such Contract.  All Contracts to which the Company is a party are valid, subsisting, in full force and effect and binding upon the Company and the other parties thereto, in accordance with their terms, except that no representation or warranty is given as to the enforceability of any oral Contracts.  The Parent is not in default (or alleged default) under any such Contract.

SECTION 3.11  Claims and Proceedings. To the knowledge of Parent, there are no outstanding Orders of any Governmental Body against or involving Parent, its assets or its business. To the knowledge of Parent, there are no Claims (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the best of Parent's and  knowledge, threatened on the date hereof, against or involving Parent, its assets or its business.  The Parent is not subject to any SEC or FINRA order or investigation and has no outstanding comments pending with the SEC or FINRA.

SECTION 3.12  Compliance with Laws.  The Parent is not in violation of any Orders or any Laws related to or promulgated under the Securities Act or the Exchange Act (15 USC § 78a et seq.) and to the best of Parent’s knowledge, belief and information, any Laws of any Governmental Bodies affecting Parent or the Parent Acquisition Stock.

SECTION 3.13  Environmental Matters. To the best of Parent’s knowledge, belief  and information, Parent is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.

SECTION 3.14  Finders Fees.  There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from Parent in connection with the consummation of the Contemplated Transactions.

ARTICLE IV

COVENANTS AND AGREEMENTS

The Company jointly and severally, covenant to Buyer and Parent, and Parent, jointly and severally, covenant to the Company and Seller that:

SECTION 4.1  Filings and Authorizations.  The parties hereto shall cooperate and use their respective best efforts to make, or cause to be made, all registrations, filings, applications and submissions, to give all notices and to obtain all governmental or other third party consents, transfers, approvals, Orders and waivers necessary or desirable for the consummation of the Contemplated Transactions in accordance with the terms of this Agreement; and shall furnish copies thereof to each other party prior to such filing and shall not make any such registration, filing, application or submission to which Parent or the Company, as the case may be, reasonably objects in writing.  All such filings shall comply in form and content in all material respects with applicable Law.  The parties hereto also agree to furnish each other with copies of such filings and any correspondence received from any Governmental Body in connection therewith.

SECTION 4.2  Confidentiality.  Each Party (the “Receiving Party”) shall, and shall cause its respective Affiliates and Representatives to (each such Affiliate or Representative of either the Company or the Parent, as the case may be, a “Receiving Party Representative”) to, maintain in confidence all information received from the other Party or a Company (the “Disclosing Party”) (other than disclosure to that Person’s Representatives in connection with the evaluation and consummation of the Transactions), and such Disclosing Party’s Affiliates or Representatives (as the case may be, a “Disclosing Party Representative”) in connection with this Agreement or the transactions contemplated by the Transaction Documents (including the existence and terms of this Agreement and the such transactions) and use such information solely to evaluate such transactions, unless i) such information can be shown to be already known to the Receiving Party or a Receiving Party Representative before the time of disclosure to such Person, ii) such information can be shown to be subsequently disclosed to the Receiving Party or a Receiving Party Representative by a third party that, to the knowledge of the Receiving Party or such Receiving Party Representative, is not bound by a duty of confidentiality to the Disclosing Party or any Disclosing Party Representative, iii) such information is or becomes publicly available through no breach of this Agreement by, or other fault of, the Receiving Party or any Receiving Party Representative or iv) the Receiving Party or Receiving Party Representative in good faith believes that the furnishing or use of such information is required by, or necessary in connection with, any proceeding, Law or any listing or trading agreement concerning its publicly traded securities (in which case the Receiving Party or such Receiving Party Representative shall, as promptly as practicable, advise the Disclosing Party in writing before making the disclosure and cooperate with the Disclosing Party to limit the scope of such disclosure).

SECTION 4.3  Expenses. Parent and the Company shall bear their respective expenses, in each case, incurred in connection with the preparation, execution and performance of the Transaction Documents and the Contemplated Transactions, including, without limitation, all fees and expenses of their respective Representatives, and the Company shall bear all the fees and expenses of any Company's Representatives.

SECTION 4.4  Tax Matters. The Company shall reasonably cooperate, and shall cause its Representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with the preparation and filing of Tax Returns, the payment of Taxes and the resolution of Tax audits and Tax Deficiencies with respect to all taxable periods.  Refunds or credits of Taxes that were paid by the Company with respect to any periods shall be for the account of the Company.

SECTION 4.5  Further Assurances.  At any time and from time to time after the date of Closing, upon the reasonable request of any party hereto, the other party(ies), shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further documents, instruments or assurances, as may be necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement.

SECTION 4.6  Restricted Securities.  The parties acknowledge and agree that the Company Shares and Parent Acquisition Stock being issued or transferred pursuant to the Contemplated Transactions are being issued or transferred pursuant to the exemption from the registration requirements of the Securities Act and constitute "restricted securities" within the meaning of the Securities Act.  Such securities may not be transferred absent compliance with the provisions of the Securities Act, other applicable Laws, and all stock certificates evidencing such securities shall bear a legend to such effect and to the effect that such shares are subject to the terms and provisions of this Agreement; provided, however, that it is anticipated that for purposes of Rule 144 of the Securities Act, that the holding period of Parent Acquisition Stock for each shareholder of the Company shall be determined to commence on the date of acquisition of the Company Shares (as converted pursuant to this Agreement) for each such respective holder.

SECTION 4.7  Due Diligence.  Prior to the Closing Date, Parent agrees that the Company shall be entitled, through its Representatives, to make such investigation of the properties, businesses and operations of Parent and such examination of the books, records and financial condition of Parent, as the Company reasonably deems necessary.  Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice.  No investigation by Parent shall diminish or obviate any of the representations, warranties, covenants or agreements of Parent contained in this Agreement.

ARTICLE V

CONDITIONS TO CLOSING

SECTION 5.1  Conditions to the Obligations of the Parties.  The obligations of the Parties to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions:

(a)  No Injunction.  No provision of any applicable Law and no Order shall prohibit the consummation of the Contemplated Transactions.

(b)  No Proceedings or Litigation.  No Claim instituted by any person (other than the Company, Shareholders or their respective Affiliates) shall have been commenced or pending against any Shareholder, the Company or any of their respective Affiliates, officers or directors, which Claim seeks to restrain, prevent, change or delay in any respect the Contemplated Transactions or seeks to challenge any of the terms or provisions of this Agreement or seeks damages in connection with any of such transactions.

SECTION 5.2  Conditions to the Obligations of the Company .  The obligations of the Company hereunder to consummate the Contemplated Transactions are subject, at the option of the Company, to the fulfillment prior to or at the Closing of each of the following further conditions:

(a) Performance.  Parent shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(b) Representations and Warranties.  The representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

(c)  No Material Adverse Change.  From the date hereof through the Closing, there shall not have occurred any event or condition that has had or could have a material adverse effect on Parent.

(d)  Documentation.  There shall have been delivered to the Company the following:

(i)           A certificate, dated the Closing Date, of the Chairman of the Board and the President of Parent confirming the matters set forth in Section 5.2(a) (b) and (c) hereof; and

(ii)          Parent Acquisition Stock certificates, registered in the name of each Shareholder as set forth on Schedule 1.9 attached hereto, (with the appropriate restrictive legends as applicable), evidencing satisfaction of the Acquisition Purchase Price in accordance with Section 1.9;

SECTION 5.3  Conditions to the Obligations of Parent.  All obligations of Parent to consummate the Contemplated Transactions hereunder are subject, at the option of Parent, to the fulfillment prior to or at the Closing of each of the following further conditions:

(a) Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

(b) Representations and Warranties.  The representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

(c)  No Material Adverse Change.  From the date hereof through the Closing, there shall not have occurred any event or condition that has had or could have a material adverse effect on the Company.

(d)  Documentation.  There shall have been delivered to Parent the following:

(i)           A certificate, dated the Closing Date, of the Secretary of the Company certifying, among other things, that attached or appended to such certificate: (i) is a true and correct copy of the Company's certificate of incorporation and all amendments thereto, if any, as of the date thereof certified by the Secretary of State of the State of Delaware; and (ii) is a true and correct copy of the Company's memorandum of association as of the date thereof;

(ii)                  Company Share certificates representing the number of Company Shares duly endorsed in blank or accompanied by stock powers duly endorsed in blank and in suitable form for transfer to Parent by delivery.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1  Survival of Representations, Warranties and Covenants.  Notwithstanding any right of Parent fully to investigate the affairs of the Company and the rights of the Company to fully investigate the affairs of Parent, and notwithstanding any knowledge of facts determined or determinable by Parent and the Company, pursuant to such investigation or right of investigation, Parent, the Company have the right to rely fully upon the representations, warranties, covenants and agreements of the Company, and Parent respectively, contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing.  All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder.  Notwithstanding the foregoing, all representations and warranties of the Company, and Parent respectively, contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement shall terminate and expire twelve (12) months after the date of Closing; provided, however, that liability any party shall not terminate as to any specific claim or claims which arise or result from or are related to a Claim for fraud.

SECTION 6.2  Notice and Opportunity to Defend Third Party Claims.

(a) Within ten (10) days following receipt by any party hereto (the "Indemnitee") of notice of any demand, claim, circumstance or Tax audit which would or might give rise to a claim, or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in a Loss (an "Asserted Liability"), the Indemnitee shall give notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Sections 6.2, or 6.3 (collectively, the "Indemnifying Party").  The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

(b)  The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless: (i) the Asserted Liability includes a Claim seeking an Order for injunction or other equitable or declaratory relief against the Indemnitee, in which case the Indemnitee may at its own cost and expense and at its option defend the portion of the Asserted Liability seeking equitable or declaratory relief against the Indemnitee, or (ii) the Indemnitee shall have reasonably, and in good faith, after consultation with the Indemnifying Party, concluded that: (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party which could prevent or negatively influence the Indemnifying Party from impartially or adequately conducting such defense; or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party but only to the extent such defense cannot legally be asserted by the Indemnifying Party on behalf of the Indemnitee.  If the Indemnifying Party elects to defend such Asserted Liability, it shall within ten (10) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability.  If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party.  Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder.  If the Indemnifying Party desires to accept a reasonable, final and complete settlement of an Asserted Liability so that such Indemnitee’s Loss is paid in full and the Indemnitee refuses to consent to such settlement, then the Indemnifying Party’s liability to the Indemnitee shall be limited to the amount offered in the settlement.  The Indemnifying Party will exercise good faith in accepting any reasonable, final and complete settlement of an Asserted Liability.  In the event the Indemnifying Party elects to defend any Asserted Liability, the Indemnitee may participate, at its own expense, in the defense of such Asserted Liability.  In the event the Indemnifying Party is not permitted by the Indemnitee to defend the Asserted Liability, it may nevertheless participate at its own expense in the defense of such Asserted Liability.  If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.  Any Losses of any Indemnitee for which an Indemnifying Party is liable for indemnification hereunder shall be paid upon written demand therefor.

SECTION 6.3  Limits on Indemnification.

(a)  Notwithstanding the foregoing or the limitations set forth in Section 6.5(b) below, in the event such Losses arise out of any fraud related matter on the part of any Indemnifying Party, then such Indemnifying Party shall be obligated to indemnify the Indemnitee in respect of all such Losses.

(b)  The Company and Seller shall not be liable to indemnify Parent  pursuant to Section 6.2 above and Parent shall not be liable to indemnify the Company and Shareholders pursuant to Section 6.3 above: (i) unless a Claims Notice describing the loss is delivered to the Indemnifying Party within 12 months after the Closing (except for Losses arising out of an Indemnifying Party’s fraud); (ii) with respect to special, consequential or punitive damages; and (iii) in respect of any individual Loss of less than $25,000.

SECTION 6.4  Exclusive Remedy.  The parties agree that the indemnification provisions of this Article VI shall constitute the sole or exclusive remedy of any party in seeking damages or other monetary relief with respect to this Agreement and the Contemplated Transactions, provided that, nothing herein shall be construed to limit the right of any party to seek: (i) injunctive relief for a breach of this Agreement; (ii) legal or equitable relief for a Claim for fraud; or (iii) indemnity under the bylaws of Parent if they are or have been a director or officer of Parent.

ARTICLE VII

SPECIFIC PERFORMANCE; TERMINATION

SECTION 7.1  Specific Performance.  The Company and Parent, acknowledge and agree that, if any of the Company or Parent, fails to proceed with the Closing in any circumstance other than those described in clauses (a), (b), (c) or (d) of Section 7.2 below, the others will not have adequate remedies at law with respect to such breach.  In such event, and in addition to each party's right to terminate this Agreement, each party shall be entitled, without the necessity or obligation of posting a bond or other security, to seek injunctive relief, by commencing a suit in equity to obtain specific performance of the obligations under this Agreement or to sue for damages, in each case, without first terminating this Agreement. The Company or Parent specifically affirms the appropriateness of such injunctive, other equitable relief or damages in any such action.

SECTION 7.2   Termination.  This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

(a)  By mutual written consent of the Company and Parent;

(b)  By the Company if: (i) there has been a misrepresentation or breach of warranty on the part of Parent in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within thirty days after written notice thereof from the Company, respectively; (ii) Parent has committed a breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty days after written notice thereof from the Company, respectively; or (iii) any condition to the Company's  obligations under Section 5.2 becomes incapable of fulfillment through no fault of the Company, respectively, and is not waived by Parent;

(c)  By Parent, if: (i) there has been a misrepresentation or breach of warranty on the part of the Company in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within thirty days after written notice thereof from Parent, respectively; (ii) the Company has committed a breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty days after written notice thereof from Parent, respectively; or (iii) any condition to Parent’s obligations under Section 5.3 becomes incapable of fulfillment through no fault of Parent and is not waived by the Company; and

(d)  By the Company or Parent, if any condition under Section 5.1 becomes incapable of fulfillment through no fault of the party seeking termination and is not waived by the party seeking termination.

SECTION 7.3  Effect of Termination; Right to Proceed.  Subject to the provisions of Section 7.1 hereof, in the event that this Agreement shall be terminated pursuant to Section 7.2, all further obligations of the parties under this Agreement shall terminate without further liability of any party hereunder except that: (i) the agreements contained in Section 4.2 shall survive the termination hereof; and (ii) termination shall not preclude any party from seeking relief against any other party for breach of Section 4.2.  In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1  Representations and Warranties for Purposes of this Agreement Only.  The representations and warranties in this Agreement were made for the purposes of allocated contractual risk between the parties and not as a means of establishing facts.  This Agreement may have different standards of materiality than standards of materiality under applicable securities laws.  Only parties to this Agreement and specified third-party beneficiaries (if any) have a right to enforce this Agreement

SECTION 8.2  Notices.  (a)  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, or mailed (by registered or certified mail, postage prepaid return receipt requested):

(b)  Each such notice or other communication shall be effective when delivered at the address specified in Section 8.1(a).  Any party by notice given in accordance with this Section 8.1 to the other parties may designate another address or person for receipt of notices hereunder.  Notices by a party may be given by counsel to such party.

SECTION 8.3  Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

SECTION 8.4   Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies.  This Agreement may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by the Company and Parent. The provisions hereof may be waived in writing by the Company or Parent, as the case may be.  Any such waiver shall be effective only to the extent specifically set forth in such writing.  No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.  Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.  Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

SECTION 8.5   Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State without regard to the conflict of laws rules thereof.

SECTION 8.6   Binding Effect; No Assignment.  This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives.  This Agreement may not be assigned (including by operation of Law) by any party hereto without the express written consent of the Company or the Parent and any purported assignment, unless so consented to, shall be void and without effect.

SECTION 8.7    Exhibits.  All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

SECTION 8.8   Severability.  If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, this Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties.

SECTION 8.9  Counterparts.  The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

SECTION 8.10  Third Parties.  Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted heirs, successors, assigns and legal representatives, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.

ARTICLE IX

DEFINITIONS

SECTION 9.1  Definitions.  The following terms, as used herein, have the following meanings:

"Affiliate" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

"Agreement" or "this Agreement" shall mean, and the words "herein", "hereof" and "hereunder" and words of similar import shall refer to, this agreement as it from time to time may be amended.

"Assets" shall mean all cash, instruments, properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable in the Business.

The term "audit" or "audited" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

"Business" shall mean the ownership and operation of the business of the Company.

"Condition of the Business" shall mean the financial condition, prospects or the results of operations of the Business, the Assets or the Company.

"Contract" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

The term "control", with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

"GAAP" shall mean generally accepted accounting principles in effect on the date hereof  (or, in the case of any opinion rendered in connection with an audit, as of the date of the opinion) as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

"Governmental Bodies" shall mean any government, municipality or political subdivision thereof, whether federal, state, local or foreign, or any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, arbitrator, administrative tribunal or public utility.

"knowledge" with respect to: (a) any individual shall mean actual knowledge of such individual; and (b) any corporation shall mean the actual knowledge of the directors and executive officers of such corporation; and "knows" and “known” has a correlative meaning.  The terms "any Shareholder's knowledge," and "Shareholder's knowledge," including any correlative meanings, shall mean the knowledge of any Shareholder.

"Laws" shall mean any law, statute, code, ordinance, rule, regulation or other requirement of any Governmental Bodies.

"Liability" shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

"Lien" shall mean any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, covenant, restriction, easement or encumbrance of any kind.

"person" shall mean an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

"Receivables" shall mean as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of the Company.

“Representative” means, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.

"Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean: (i)(A) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with; (B) any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax and interest on such penalties, additions to tax, fines or additional amounts, in each case, with respect to any party hereto, the Business or the Assets (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of a party hereto being a member of an affiliated or combined group with any other person at any time on or prior to the date of Closing; and (iii) any liability of a party hereto for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

"Tax Return" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

"Transaction Documents" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

SECTION 9.2  Interpretation.  Unless the context otherwise requires, the terms defined in this Agreement shall be applicable to both the singular and plural forms of any of the terms defined herein.  All accounting terms defined in this Agreement, and those accounting terms used in this Agreement except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP as of the date of the item in question.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.  Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Stock Purchase and Recapitalization Agreement as of the date set forth above.

THE COMPANY:
TRIAD THERAPEUTICS, INC.

By:
Name:
Title:

MONOGRAM ENERGY, INC.

By:
Name:
Title:

Schedule 2.10

(i)           The Company has received a notice of levy from the Internal Revenue Service in the amount of $180,000.

(ii)          The Company has a hearing with its landlord (the Denholtz Group) regarding outstanding obligations under its lease in the approximate amount of $36,000.

(iii)         The Company has a liability to Amifill Healthcare in the amount of $32,000.

(iv)         The Company has a liability to Integrated Medical Systems of $38,000.

(v)          The Company has a liability to Cardinal Health Pharmacy Distribution of $10,500.

(vi)         The Company has a liability to Fairfield Properties of $26,500.

(vii)        The Company has a liability to Jenna P, Inc. of $13,000.

Schedule 2.11

(i)           The Company has a five year lease for its executive offices.

Schedule 2.12

(i)           The Company has certain office furniture and equipment with a value as stated on its June 30, 2009 balance sheet.

Schedule 2.13 (a)

(i)	The Company has a software license with Definitive Home Care Solutions.

Schedule 2.16

(i)           The Company has outstanding federal and New Jersey payroll taxes of $193,000 as of the date hereof which amount includes interest and penalties.